                                                                      EXHIBIT 11

                      CALCULATION OF PRIMARY NET EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                      YEAR ENDED
                                                                      -------------------------------------------
                                                                        DEC. 27,       DEC. 29,       DEC. 30,
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Net earnings per common and common equivalent share.................  $  23,015,000  $  23,733,000  $  19,456,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Average number of shares used in calculating primary earnings per share:
  Average number of common shares outstanding.......................     16,225,000     15,402,000     15,193,000
  Dilutive effect of stock options after application of treasury
    stock method....................................................        484,000        260,000        198,000
                                                                      -------------  -------------  -------------
Average number of shares outstanding................................     16,709,000     15,662,000     15,391,000
Earnings per share:
  Primary...........................................................  $        1.38  $        1.52  $        1.26
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

                   CALCULATION OF FULLY DILUTED NET EARNINGS
                     PER COMMON AND COMMON EQUIVALENT SHARE

                                                                                      YEAR ENDED
                                                                      -------------------------------------------
                                                                        DEC. 27,       DEC. 29,       DEC. 30,
                                                                          1996           1995           1994
                                                                      -------------  -------------  -------------
Net earnings per common and common equivalent share.................  $  23,015,000  $  23,733,000  $  19,456,000
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
Average number of shares used in calculating fully diluted earnings per share:
  Average number of common shares outstanding.......................     16,225,000     15,402,000     15,193,000
  Additional effect of stock options after application of treasury
    stock method....................................................        484,000        430,000        207,000
                                                                      -------------  -------------  -------------
Average number of shares outstanding................................     16,709,000     15,832,000     15,400,000
Earnings per share:
  Fully-diluted.....................................................  $        1.38  $        1.50  $        1.26
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

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